Exhibit 10.1

RENEWAL OF

EMPLOYMENT AGREEMENT BETWEEN

WILLIAM J. REUTER AND

SUSQUEHANNA BANCSHARES, INC.

As of Wednesday, January 16, 2002 employment of William J. Reuter is hereby deemed to be renewed for three (3) years under the terms and conditions per the employment agreement dated March 12, 2001, but effective as of February 28, 2001 as amended.

The base salary as per Section 4.1 will be $420,000 per year.

Attest:	SUSQUEHANNA BANCSHARES, INC.

/s/ Lisa M. Cavage	By: /s/ Edward Balderston, Jr.
Secretary	Senior Vice President and Group Executive

(SEAL)

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